Exhibit 99.1

Everbridge Announces Strong Second Quarter 2021 Financial Results

Highlighted by a Record Number of Critical Event Management (CEM) Wins

Burlington, Mass – August 9, 2021 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM), today announced its financial results for the second quarter ended June 30, 2021.

“We delivered strong second quarter results, building off the momentum we established at the beginning of the year,” said David Meredith, Chief Executive Officer of Everbridge.  “Both revenue and profitability exceeded our guidance, and we capitalized on growing demand for our CEM suite and our Public Warning capabilities. We completed a record 19 CEM transactions in the second quarter, which drove a record average selling price in the second quarter. With a growing number of digital and physical critical events, our mission is more important now than ever before.  We are looking forward to sustaining our momentum in the second half of the year and our confidence is reflected in our increased guidance for the year, as we continue to execute on our strategy and further penetrate the fast-growing critical event management market.”

Second Quarter 2021 Financial Highlights

•	Total revenue was $86.6 million, an increase of 33% compared to $65.4 million for the second quarter of 2020.
•	GAAP operating loss was $(27.4) million, compared to $(14.5) million for the second quarter of 2020.
•	Non-GAAP operating loss was $(1.9) million, compared to non-GAAP operating income of $1.5 million for the second quarter of 2020.
•

GAAP net loss was $(33.8) million, compared to $(19.2) million for the second quarter of 2020. GAAP net loss per share was $(0.89), based on 38.0 million basic and diluted weighted average common shares outstanding, compared to $(0.56) for the second quarter of 2020, based on 34.4 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net income was $1.5 million, compared to non-GAAP net income of $1.2 million in the second quarter of 2020. Non-GAAP diluted net income per share was $0.03, based on 45.1 million diluted weighted average common shares outstanding, compared to non-GAAP diluted net income per share of $0.03 for the second quarter of 2020, based on 35.7 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $0.5 million, compared to $3.6 million in the second quarter of 2020.
•	Cash flow from operations was an outflow of $(5.1) million, compared to an outflow of $(3.9) million for the second quarter of 2020.
•	Free cash flow was an outflow of $(9.0) million, compared to an outflow of $(7.2) million for the second quarter of 2020.

Recent Business Highlights

•	Ended the second quarter with 5,890 global enterprise customers, up from 5,340 at the end of the second quarter of 2020.
•

Launched the industry’s first Critical Event Management (CEM) Certification™ Program for assessing an organization’s enterprise resilience, and announced Discover, Goldman Sachs, NBCUniversal, Dow and Alexion among the FORTUNE 500TM leaders earning the prestigious Best in Enterprise ResilienceTM designation through their rigorous CEM CertificationTM benchmarking.

•

Reinforced Everbridge’s position as a leader in critical event management by hosting the third of our COVID-19: Road to Recovery symposiums which have brought together tens of thousands of executives from 150 countries across business, healthcare, and government.  The virtual leadership summit in May featured marquee keynote speakers including the 42nd President of the United States Bill Clinton, as well as former United States Secretary of State Dr. Madeleine K. Albright, Chairman & Editor-In-Chief of Forbes Media Steve Forbes, Co-Founder of Apollo Global Management and owner of the Philadelphia 76ers Josh Harris, and a special address by Director-General of the World Health Organization (WHO) Dr. Tedros Adhanom Ghebreyesus.

•

Announced that Estonia, home to 1.3 million residents and a popular destination for 3.2 million annual tourists, and one of the world’s most advanced digital societies, selected Everbridge’s countrywide Public Warning solution to help keep its residents and visitors safe and informed in the event of an emergency.

•

Successfully deployed Everbridge Public Warning Cell Broadcast technology at three of the largest Mobile Network Operators in the United Kingdom, as a key technology component of the UK Government’s first-ever, nationwide emergency alerting system, planned for rollout later this year.

•

Announced a next-generation 911 solution designed to improve emergency dispatch in the United States. Through a partnership with RapidSOS, Everbridge 911 Connect™, an extension of the company’s CEM for Public Safety solutions, delivers enhanced location accuracy and provides unique caller identification information on wireless 911 calls, leveraging an expanded life safety database of over 250 million residential and business contacts.

•

Announced a partnership with Tech Data, a leading global IT distribution and solutions aggregator serving more than 125,000 partners, to help organizations automate the response to, and build resilience against, critical events while opening new routes to market for Everbridge.

•

Partnered with WizNucleus, a leading provider of cyber and physical security solutions to nuclear and electric grid customers, to increase digital and physical security for some of the world’s largest nuclear, electric, and other utility companies and expand CEM adoption within the energy industry.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the third quarter and full year 2021 as indicated below.

	Third Quarter 2021			Full Year 2021
Revenue	$94.1	to	$94.5	$362.8	to	$363.8
Revenue growth	32%		33%	34%		34%
GAAP net loss	$(46.4)		$(46.0)	$(142.8)		$(141.6)
GAAP net loss per share	$(1.21)		$(1.20)	$(3.77)		$(3.74)
Non-GAAP net income (loss)	$(5.7)		$(5.3)	$0.5		$1.7
Non-GAAP net income (loss) per share	$(0.15)		$(0.14)	$0.01		$0.04
Adjusted EBITDA	$(2.1)		$(1.7)	$8.0		$8.8

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge Second Quarter 2021 Financial Results Conference Call
When:	Monday, August 9, 2021
Time:	4:30 p.m. ET
Live Call:	(833) 685-0904, domestic
(412) 317-5740, international
Replay:	(877) 344-7529, passcode 10158373, domestic
(412) 317-0088, passcode 10158373, international
Webcast (live & replay):	https://edge.media-server.com/mmc/p/oo3cjcx8

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 5,800  global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. Everbridge serves 8 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, 47 of the 50 busiest North American airports, 9 of the 10 largest global consulting firms, 8 of the 10 largest global automakers, 9 of the 10 largest U.S.-based health care providers, and 7 of the 10 largest technology companies in the world. Everbridge is based in Boston with additional offices in 20 cities around the globe. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

Non-GAAP operating income/(loss) excludes stock-based compensation, change in fair value of contingent consideration and amortization of acquired intangible assets. Non-GAAP net income/(loss) excludes stock-based compensation, change in fair value of contingent consideration, amortization of acquired intangible assets, accretion of interest on convertible senior notes and loss on extinguishment of convertible notes, capped call modification and the tax impact of such adjustments. The tax impact was considered immaterial for fiscal year 2020 and quarters within fiscal year 2020; however, the prior period tax impact presentation has been recast to align with our 2021 reporting presentation. Adjusted EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense, loss on extinguishment of convertible notes and capped call modification, change in fair value of contingent consideration and stock-based compensation expense. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the third quarter of 2021 and the full fiscal year 2021. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2021	2020
Current assets:
Cash and cash equivalents	$559,851	$467,171
Restricted cash	4,666	4,667
Accounts receivable, net	83,183	94,376
Prepaid expenses	13,301	11,774
Deferred costs and other current assets	21,348	20,464
Total current assets	682,349	598,452
Property and equipment, net	9,567	7,774
Capitalized software development costs, net	18,368	16,329
Goodwill	405,223	187,411
Intangible assets, net	216,723	113,762
Restricted cash	3,785	3,792
Prepaid expenses	1,795	1,943
Deferred costs and other assets	37,214	31,481
Total assets	$1,375,024	$960,944
Current liabilities:
Accounts payable	$10,964	$9,698
Accrued payroll and employee related liabilities	26,860	27,674
Accrued expenses	10,235	7,246
Deferred revenue	196,481	165,389
Contingent consideration liabilities	18,775	10,619
Other current liabilities	14,376	15,602
Total current liabilities	277,691	236,228
Long-term liabilities:
Deferred revenue, noncurrent	13,509	4,738
Convertible senior notes	646,533	441,514
Deferred tax liabilities	14,022	10,065
Other long-term liabilities	17,940	16,094
Total liabilities	969,695	708,639
Stockholders' equity:
Common stock	38	35
Additional paid-in capital	752,773	542,776
Accumulated deficit	(348,926)	(293,316)
Accumulated other comprehensive income	1,444	2,810
Total stockholders' equity	405,329	252,305
Total liabilities and stockholders' equity	$1,375,024	$960,944

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$86,649	$65,377	$168,859	$124,277
Cost of revenue	27,665	19,423	52,945	40,312
Gross profit	58,984	45,954	115,914	83,965
	68.07%	70.29%	68.65%	67.56%
Operating expenses:
Sales and marketing	41,483	28,741	76,010	58,329
Research and development	20,251	14,937	38,330	29,109
General and administrative	24,664	16,799	47,226	32,710
Total operating expenses	86,398	60,477	161,566	120,148
Operating loss	(27,414)	(14,523)	(45,652)	(36,183)
Other expense, net:
Interest and investment income	100	235	233	1,808
Interest expense	(9,655)	(5,998)	(16,215)	(11,920)
Loss on extinguishment of convertible notes and capped call modification	(37)	—	(2,925)	—
Other expense, net	(602)	(438)	(651)	(515)
Total other expense, net	(10,194)	(6,201)	(19,558)	(10,627)
Loss before income taxes	(37,608)	(20,724)	(65,210)	(46,810)
Benefit from income taxes	3,787	1,504	9,600	2,205
Net loss	$(33,821)	$(19,220)	$(55,610)	$(44,605)
Net loss per share attributable to common stockholders:
Basic	$(0.89)	$(0.56)	$(1.49)	$(1.30)
Diluted	$(0.89)	$(0.56)	$(1.49)	$(1.30)
Weighted-average common shares outstanding:
Basic	38,014,107	34,402,704	37,204,958	34,238,887
Diluted	38,014,107	34,402,704	37,204,958	34,238,887
Other comprehensive income (loss):
Foreign currency translation adjustment	1,231	2,343	(1,366)	(4,177)
Total comprehensive loss	$(32,590)	$(16,877)	$(56,976)	$(48,782)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cost of revenue	$819	$703	$1,818	$1,311
Sales and marketing	5,579	3,917	9,321	7,525
Research and development	2,562	2,298	4,590	4,172
General and administrative	6,545	4,360	12,461	8,580
Total stock-based compensation	$15,505	$11,278	$28,190	$21,588

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(33,821)	$(19,220)	$(55,610)	$(44,605)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,011	7,320	23,854	13,976
Amortization of deferred costs	3,462	2,813	7,184	5,735
Deferred income taxes	(3,077)	(1,768)	(9,778)	(3,014)
Accretion of interest on debt	9,508	5,513	15,821	10,949
Loss on extinguishment of convertible notes and capped call modification	37	—	2,925	—
Provision for credit losses and sales reserve	343	462	1,905	1,387
Stock-based compensation	15,505	11,278	28,190	21,588
Other non-cash adjustments	115	—	(32)	—
Changes in operating assets and liabilities:
Accounts receivable	7,830	2,896	19,312	3,341
Prepaid expenses	299	(208)	(922)	(3,265)
Deferred costs	(4,657)	(2,223)	(8,107)	(6,943)
Other assets	1,918	640	(850)	(3,429)
Accounts payable	851	3,236	(60)	2,164
Accrued payroll and employee related liabilities	(3,190)	(3,555)	(5,320)	(334)
Accrued expenses	(2,041)	(2,325)	971	(593)
Deferred revenue	(8,553)	(7,840)	(180)	(2,722)
Other liabilities	(2,677)	(889)	(4,632)	2,696
Net cash provided by (used in) operating activities	(5,137)	(3,870)	14,671	(3,069)
Cash flows from investing activities:
Capital expenditures	(316)	(651)	(2,128)	(1,175)
Payments for acquisition of business, net of acquired cash	(165,265)	(9,324)	(197,666)	(44,265)
Additions to capitalized software development costs	(3,587)	(2,669)	(6,082)	(4,673)
Net cash used in investing activities	(169,168)	(12,644)	(205,876)	(50,113)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	—	375,000	—
Payments of debt issuance costs	(829)	—	(10,391)	(131)
Purchase of convertible notes capped call hedge	—	—	(35,100)	—
Repurchase of convertible notes	—	—	(58,641)	—
Proceeds from termination of convertible notes capped call hedge	—	—	10,650	—
Restricted stock units withheld to settle employee tax withholding liability	(1,233)	(527)	(2,843)	(927)
Proceeds from employee stock purchase plan	—	—	2,451	1,710
Proceeds from stock option exercises	559	1,596	2,163	4,585
Net cash provided by (used in) financing activities	(1,503)	1,069	283,289	5,237
Effect of exchange rates on cash, cash equivalents and restricted cash	903	247	588	(419)
Net increase (decrease) in cash, cash equivalents and restricted cash	(174,905)	(15,198)	92,672	(48,364)
Cash, cash equivalents and restricted cash—beginning of period	743,207	506,496	475,630	539,662
Cash, cash equivalents and restricted cash—end of period	$568,302	$491,298	$568,302	$491,298

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cost of revenue	$27,665	$19,423	$52,945	$40,312
Amortization of acquired intangibles	(2,978)	(929)	(5,582)	(1,668)
Stock-based compensation	(819)	(703)	(1,818)	(1,311)
Non-GAAP cost of revenue	$23,868	$17,791	$45,545	$37,333

Gross profit	$58,984	$45,954	$115,914	$83,965
Amortization of acquired intangibles	2,978	929	5,582	1,668
Stock-based compensation	819	703	1,818	1,311
Non-GAAP gross profit	$62,781	$47,586	$123,314	$86,944
Non-GAAP gross margin	72.5%	72.8%	73.0%	70.0%

Sales and marketing	$41,483	$28,741	$76,010	$58,329
Stock-based compensation	(5,579)	(3,917)	(9,321)	(7,525)
Non-GAAP sales and marketing	$35,904	$24,824	$66,689	$50,804

Research and development	$20,251	$14,937	$38,330	$29,109
Stock-based compensation	(2,562)	(2,298)	(4,590)	(4,172)
Non-GAAP research and development	$17,689	$12,639	$33,740	$24,937

General and administrative	$24,664	$16,799	$47,226	$32,710
Amortization of acquired intangibles	(6,998)	(3,798)	(12,253)	(7,205)
Change in fair value of contingent consideration	(15)	—	(57)	—
Stock-based compensation	(6,545)	(4,360)	(12,461)	(8,580)
Non-GAAP general and administrative	$11,106	$8,641	$22,455	$16,925

Total operating expenses	$86,398	$60,477	$161,566	$120,148
Amortization of acquired intangibles	(6,998)	(3,798)	(12,253)	(7,205)
Change in fair value of contingent consideration	(15)	—	(57)	—
Stock-based compensation	(14,686)	(10,575)	(26,372)	(20,277)
Non-GAAP operating expenses	$64,699	$46,104	$122,884	$92,666

Operating loss	$(27,414)	$(14,523)	$(45,652)	$(36,183)
Amortization of acquired intangibles	9,976	4,727	17,835	8,873
Change in fair value of contingent consideration	15	—	57	—
Stock-based compensation	15,505	11,278	28,190	21,588
Non-GAAP operating income (loss)	$(1,918)	$1,482	$430	$(5,722)

Net loss	$(33,821)	$(19,220)	$(55,610)	$(44,605)
Amortization of acquired intangibles	9,976	4,727	17,835	8,873
Change in fair value of contingent consideration	15	—	57	—
Stock-based compensation	15,505	11,278	28,190	21,588
Accretion of interest on convertible senior notes	9,508	5,513	15,821	10,949
Loss on extinguishment of convertible notes and capped call modification	37	—	2,925	—
Income tax adjustments	291	(1,130)	255	(1,105)
Non-GAAP net income (loss)	$1,511	$1,168	$9,473	$(4,300)

Non-GAAP net income (loss) per share:
Basic	$0.04	$0.03	$0.25	$(0.13)
Diluted	$0.03	$0.03	$0.21	$(0.13)
Weighted-average common shares outstanding:
Basic	38,014,107	34,402,704	37,204,958	34,238,887
Diluted	45,062,548	35,693,247	44,309,471	34,238,887

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(33,821)	$(19,220)	$(55,610)	$(44,605)
Interest and investment expense, net	9,555	5,763	15,982	10,112
Benefit from income taxes	(3,787)	(1,504)	(9,600)	(2,205)
Depreciation and amortization	13,011	7,320	23,854	13,976
EBITDA	(15,042)	(7,641)	(25,374)	(22,722)
Loss on extinguishment of convertible notes and capped call modification	37	—	2,925	—
Change in fair value of contingent consideration	15	—	57	—
Stock-based compensation	15,505	11,278	28,190	21,588
Adjusted EBITDA	$515	$3,637	$5,798	$(1,134)

Net cash provided by (used in) operating activities	$(5,137)	$(3,870)	$14,671	$(3,069)
Capital expenditures	(316)	(651)	(2,128)	(1,175)
Capitalized software development costs	(3,587)	(2,669)	(6,082)	(4,673)
Free cash flow	$(9,040)	$(7,190)	$6,461	$(8,917)

Remaining Performance Obligations as of June 30, 2021

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$412	$251
Professional services contracts	12	10

Financial Outlook

(in millions, except share and per share data)

	Three Months Ended		Year Ended
	September 30, 2021		December 31, 2021
	Low End	High End	Low End	High End
Net loss	$(46.4)	$(46.0)	$(142.8)	$(141.6)
Amortization of acquired intangibles	11.2	11.2	39.0	39.0
Change in fair value of contingent consideration	—	—	0.1	0.1
Accretion of interest on convertible senior notes	9.7	9.7	35.3	35.3
Loss on extinguishment of convertible notes and capped call modification	—	—	2.9	2.9
Stock-based compensation	19.8	19.8	66.0	66.0
Non-GAAP net income (loss)	$(5.7)	$(5.3)	$0.5	$1.7

Weighted average common shares outstanding:
Basic	38,300,000	38,300,000	37,900,000	37,900,000
Diluted	38,300,000	38,300,000	38,200,000	38,200,000

Net loss per share	$(1.21)	$(1.20)	$(3.77)	$(3.74)
Non-GAAP net income (loss) per share	$(0.15)	$(0.14)	$0.01	$0.04

Net loss	$(46.4)	$(46.0)	$(142.8)	$(141.6)
Interest expense, net	9.8	9.8	36.1	36.1
Income taxes, net	—	—	(9.6)	(9.6)
Depreciation and amortization	14.7	14.7	55.3	54.9
EBITDA	(21.9)	(21.5)	(61.0)	(60.2)
Change in fair value of contingent consideration	—	—	0.1	0.1
Loss on extinguishment of convertible notes and capped call modification	—	—	2.9	2.9
Stock-based compensation	19.8	19.8	66.0	66.0
Adjusted EBITDA	$(2.1)	$(1.7)	$8.0	$8.8

Everbridge Contacts:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Joshua Young

Investor Relations

joshua.young@everbridge.com

781-236-3695

Source: Everbridge, Inc.